UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2021

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2021, ENGlobal Corporation (the “Company”) filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) (the “Registration Statement”), pursuant to which the Company may offer and sell, at its option, securities having an aggregate offering price of up to $100,000,000. On the same date, the Company entered into an at market issuance sales agreement with B. Riley Securities, Inc. (“B. Riley”), pursuant to which the Company may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 (the “Placement Shares”), to or through B. Riley, as sales agent (the “Sales Agreement”), from time to time, in an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended) of the Placement Shares (the “ATM Offering”). The Registration Statement includes a base prospectus (the “Base Prospectus”) and a sales agreement prospectus relating to the ATM Offering, specifically relating to the sale of the Placement Shares under the Sales Agreement (the “ATM Prospectus,” and collectively with the Base Prospectus, the “Prospectus”) both of which form part of the Registration Statement. No Placement Shares may be sold under the Prospectus until the Registration Statement has been declared effective by the SEC.

The Placement Shares may be sold through the ATM Prospectus by any method permitted by law deemed to be an “at the market offering.” Upon delivery of a placement notice (a “Placement Notice”) by the Company and subject to the terms and conditions of the Sales Agreement, B. Riley is required to use its commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of The Nasdaq Stock Market to sell the Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company in such Placement Notice. B. Riley is not under any obligation to purchase any of the Placement Shares on a principal basis pursuant to the Sales Agreement, except as otherwise agreed by B. Riley and the Company in writing and expressly set forth in a Placement Notice. B. Riley’s obligations to sell the Placement Shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions. The Company is not obligated to make any sales of Placement Shares under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

The Company will pay B. Riley commissions for its services in acting as its sales agent in the sale of the Placement Shares pursuant to the Sales Agreement. B. Riley is entitled to compensation at a commission rate of 3.0% of the gross proceeds from each sale of the Placement Shares on the Company’s behalf pursuant to the Sales Agreement. The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has provided B. Riley with customary indemnification and contribution rights. The Company has also agreed to reimburse B. Riley for certain specified expenses, including the expenses of counsel to B. Riley. The offering of the Placement Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by B. Riley or the Company, as permitted therein.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as an exhibit to the Registration Statement as Exhibit 1.2 and is incorporated herein in its entirety by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Placement Shares under the Sales Agreement, nor shall there be any sale of such Placement Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

1.1
At Market Issuance Sales Agreement, dated January 29, 2021, by and between ENGlobal Corporation and B. Riley Securities, Inc. (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed on January 29, 2021).

3.1	Restated Articles of Incorporation of ENGlobal Corporation dated January 29, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

January 29, 2021	/s/ MARK A. HESS
(Date)	Mark A. Hess, Chief Financial Officer, Treasurer and Corporate Secretary